SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                            _____________________

                                 Exhibit 99.1

          INCODE COMPLETES ACQUISITION OF WARNECKE DESIGN SERVICE

MOUNT ARLINGTON, N.J., May 31, 2005 - Incode Technologies Corporation (the "Company") (OTC Bulletin Board: ICDT) today announced the completion of its acquisition of Warnecke Design Service, Inc. ("WDS").

WDS, located in Ottoville, Ohio, is a specialty metal manufacturer that produces equipment for an array of industries and provides design, development, manufacturing, installation and maintenance services for its clients. WDS' customers include electronics, automotive, plastics and other manufacturers, including several Fortune 500 companies. WDS is profitable and brings in excess of $6 million in annualized gross sales to the Company.

Jim Grainer, president and chief financial officer of the Company said that:
"We are very excited to have completed this acquisition. WDS is profitable and brings a strong core business with a stable base of repeat customers. They have a great team of engineers and design professionals and their operations are strategic to our manufacturing, distribution and technology design and development plans."

Earlier this month, the Company announced its plans to complete a reincorporation merger with its subsidiary, Inseq Corporation, and to change its brand identity to Inseq, which stands for the International Secondary Commodities Exchange. The Company's new mission is to facilitate the efficient utilization of primary and secondary commodities including metals, chemicals, fuels and plastics.

"We are going to need direct manufacturing, distribution and technology design and development capabilities to realize our mission and build each of our intended operational groups," added Grainer. "WDS brings substantial design, prototyping and manufacturing resources that we expect will be vital as we develop into our model."

"I am very excited by the completion of this acquisition," added Tony Warnecke, who will continue with the Company in his role as president of WDS. "While Inseq provides WDS with opportunities for additional growth through the continued acquisition of compatible manufacturing capabilities, and cost savings through their planned on- and off-line distribution capabilities, Inseq also brings some additional opportunities that I find extremely exciting. I believe there is a need for what Inseq is gearing up to do and I am looking forward to contributing in any way that I can."

About Incode Technologies Corporation

Incode Technologies Corporation is a development stage company that was formed to acquire, develop and commercialize eBusinesses with integrated on-and offline operations. Incode's core focus during 2005 has since been the completion of its restructuring plans to best position the Company for growth. In addition to deploying the planned portal during 2005, Incode intends to acquire and integrate a series of strategically compatible companies during 2005.

Incode expects to complete a reincorporation merger with its wholly owned subsidiary, Inseq Corporation, and change its corporate brand identity to the same name in June 2005. The new company will be marketed under the brand Inseq, or International Secondary Commodities Exchange. Inseq's mission will be to facilitate the efficient utilization of primary and secondary commodities including metals, chemicals, fuels and plastics.

More information on Inseq is available online at www.inseq.com.

Incode is 70% owned by GreenShift Corporation (OTC Bulletin Board: GSHF), a business development corporation whose mission is to develop and support companies and technologies that facilitate the efficient use of natural resources and contribute to the resolution of environmental challenges.

Safe Harbor Statement

This press release contains statements, which may constitute "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of Incode Technologies Corporation, and members of their management as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-statements include fluctuation of operating results, the ability to compete successfully and the ability to complete before-mentioned transactions. The company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.